REVOLVING CREDIT NOTE
$1,200,000.00
JANUARY 3, 1997

FOR VALUE RECEIVED, RIVERBANK FACTORS, INC. a Florida corporation, with offices at 800 Oakland Park Blvd. Suite 100, Fort Lauderdale, Florida 33311 ("Borrower"), promises to pay to the order of LLOYD FUNDING, INC, a Florida corporation ("Lender") with offices at 383 Kingston Avenue, Suite 102, Brooklyn, N.Y. 11213 upon terms hereinafter set forth, the principal sum of $400,000.00, or so much thereof as shall have been advanced and remain outstanding by the Lender to the Borrower

The following definitions are applicable It this Revolving Credit Note (hereinafter referred to as the "Note".

The term "Business Day" means Monday through Friday, excluding weekends. The term "Loan Documents" includes this note, bank drafts and titles to motor vehicles,. The term "Obligations" refers to those terms and agreements by which the parties of this Note and Mortgage must abide. The term "revolving Loans" means the ability of the Borrower to access an amount up to but not exceeding the loan amount of this Note, i.e. $1,200,000.00, subject to the provisions hereof. The term "Principal Amount" means, as of any date, the aggregate unpaid principal amount of all revolving Loans advanced and outstanding on such date. The fact that there may be no Revolving Loans outstanding at any particular time shall note affect the continuing validity of this note (except for promissory notes being offered to the public for investment purposes).

The Principal of and interest on the Principal Amount shall be payable as follows;

(a)	interest only on the outstanding balance of the Principal sum shall be payable monthly on the 15th day of each and every month, at the rate of one (1%) percent interest per month, the first interest payment being due and payable on February 3,1997.

(a) The entire unpaid balance of the Principal Amount, plus all accrued and unpaid interest and all other obligations of the Borrower hereunder, shall be due and payable on January 3,1999 which date shall be the maturity date of this loan (or earlier pursuant to the terms and conditions of this note).

The Borrower promises to pay to the order of the Lender, interest only on the Principal Amount (calculated on a daily basis) outstanding from time to time, from the date hereof until the maturity date of this Note (whether by acceleration, declaration, extension or otherwise) at a fixed rate of interest at one and one (1%) percent per month. Notwithstanding the entry of any decree, order or judgment or other judicial action under, pursuant to, in connection with, or otherwise concerning this Note, or any of the other Financing Documents, upon the Occurrence of a Default and/or after the maturity of this Note (whether by acceleration, declaration extension or otherwise), the Borrower promises to pay to the Lender whenever demanded by the Lender, a penalty of 5% per month on the Principal Amount and all other amount then and thereafter due and payable hereunder

In that event that any payment made by the Borrower results in the exaction of a rate of interest in excess of the rate which is lawfully collectible, all sums paid in excess of those so lawfully collectible as interest shall be deemed applied in payment of principal, immediately upon receipt of such payment by the Lender, with the same force and effect as if this note had specifically designated such payment to be so applied to such principal and the holder hereof had to accept such sums as premium-free payment.

The lender will fund to the Borrower pursuant to this Note, from time to time, as needed by borrower,

Upon the occurrence of a Default of this Note, the unpaid balance of the Principal Amount, together with interest accrued and unpaid thereon, shall immediately and automatically become due and payable by the Borrower to the Lender. Upon the occurrence of any other Default, or upon the failure of the Borrower to pay, as and when due and payable in accordance with this note, the Principal Amount or any payment of interest on the Principal Amount, the Lender or any other holder of this note may, at its option, accelerate the maturity of this Note and declare the unpaid balance of the Principal Amount of this Note then outstanding together with interest accrued and unpaid thereon to be immediately due and payable; then and in that event the entire balance of the Principal Amount of this Note then outstanding, together with interest accrued and unpaid thereon, shall be immediately due and payable by the Borrower to the Lender.

Alt payments due hereunder will be made to Lloyd Funding, Inc., 383 Kingston Ave, Suite 102 Brooklyn, New York 11213 or such other place as the Lender or any other holder of this note may at any time, or from time to time, designate in writing to the Borrower.

The undersigned hereby agrees that in any one of the following events, this Note shall become at once due and payable without notice, presentment or demand for payment.

a.	The failure to pay any installment of this Note on the due day hereof

b.	The execution of an assignment for the benefit of creditors, or the appointment of a receiver, trustee or custodian of the property of the undersigned.

C.	The failure of the Borrower to perform any of the terms

of this Note.

d.	The filing of a petition of Bankrupt

e.	The reorganization. merger or consolidation of the Borrower or the sale of all or substantially alt of its assets.

f.	The dissolution or liquidation of the undersigned If this Note is forwarded to an attorney for collection, after maturity (whether by acceleration, declaration, extension or otherwise), the Borrower shall pay to the Lender on demand, a)l costs and expenses of collection including reasonable attorney's fees.

The Borrower and Lender waive any right to trial by jury. The Note shall be governed and construed by the laws of the State of Florida or New York and jurisdiction for all legal proceedings shall be in Broward Countv, Florida, or in New York City, all at the option of the Lender.

Presentment for payment, notice of dishonor, and notice of protest are hereby waived.

This note may be assigned at any time by the Lender.

This Note may not be assigned by the Borrower without written consent of the Lender.


IN WITNESS WHEREOF, the Borrower has caused this note to be executed in its respective name) under its seal and on its behalf by its duly authorized representative the day and year first written above


RIVERBANK FACTORS, INC.,

/STEVE RASABI/
Steve Rasabi, President